X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
THE WILBER CORPORATION

Special Meeting of Shareholders
March 25, 2011

	For	Against	Abstain
1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System, Inc. and The Wilber Corporation ("Wilber") which provides for the merger of Wilber with and into Community Bank System, Inc. (the "Merger").	☐	☐	☐
2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitations of proxies in favor of the Merger.	☐	☐	☐

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" BOTH OF THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. Eastern Time, March 25, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. Eastern Time, March 25, 2011:

1-866-883-2399

Vote by Internet

anytime prior to 3 a.m. Eastern Time, March 25, 2011 go to

https://www.proxyvotenow.com/giw

Revocation of Proxy: Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS: http://www.cfpproxy.com/5458sm

Your vote is important!